Form C

Cover Page

Name of issuer:

Loveseat, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/13/2013

Physical address of issuer:

5035 Shawline St.
San Diego CA 92111

Website of issuer:

https://www.loveseat.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

18

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$665,610.00	$398,754.00
Cash & Cash Equivalents:	$499,084.00	$354,295.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$119,569.00	$21,607.00
Long-term Debt:	$165,772.00	$21,607.00
Revenues/Sales:	$724,498.00	$125,764.00
Cost of Goods Sold:	$319,812.00	$49,018.00
Taxes Paid:	$0.00	$0.00
Net Income:	($627,324.00)	($110,785.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Loveseat, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Gabriel Weinberg	CEO & Founder	Duckduckgo	2016
Jenny Stanchak	CTO	Loveseat, Inc	2016
Chris Stanchak	CEO	Loveseat, Inc	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jenny Stanchak	CTO	2016
Chris Stanchak	Treasurer	2016
Chris Stanchak	CEO	2016
Chris Stanchak	Secretary	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jenny Stanchak	4500000.0 common stocks	29.5
Chris Stanchak	4500000.0 common stocks	29.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Vintage furniture is a trend that may go out of style. This could be detrimental to the company if it cannot adapt.

At this time, the Company's operations are limited to Southern California. The market opportunity may not be the same in other regions. This may limit the Company's ability to grow.

The business model relies on high margin, locally sourced inventory. There may be issues sourcing inventory as the business continues to scale. This could be detrimental to the company if it cannot adapt.

The Company may not raise enough capital to fund its losses while trying to get to profitability.

A large competitor, like Ebay or Amazon, may choose to use their existing infrastructure to enter the vintage furniture space and better serve the needs of our target customers.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Expansion in marketing.

If we raise: **$1,070,000**

Use of Proceeds: Geographic expansion first to Orange County, CA. Second location will be in San Francisco. Warehouse startup costs, supply network in local market, and staff training.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$8 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $7,000,000.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors in the SAFEs will have no voting rights, including after they receive Common Stock. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering.
Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving
Preferred Stock, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE
Investors may be reduced under certain circumstances, such that Investors may
not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the
Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the shares of Safe Preferred Stock the Investor would have received had the Repurchase not occurred (where such value is determined by multiplying the number of shares of Safe Preferred Stock by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Investor an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control or Dissolution Event.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights and cannot modify the terms of the SAFEs. (i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the

Valuation Cap may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common stocks	14,594,470	9,000,000	Yes
Series seed preferred stocks	4,292,583	4,292,583	Yes
Series seed 2	1,513,773	1,513,773	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	394,028

Describe any other rights:

There are no differences between the preferred stock and series seed 2 stock, other than the price initially paid for the shares. We raised these two rounds using the same standard Series Seed documents (see in Appendix E), it's just that our valuation had gone up between rounds. As you can see in Appendix E, the preferred and series seed 2 stock have a 1x liquidation preference, while common does not. This is the main difference.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Wells Fargo
Issue date	11/29/16
Amount	$57,000.00
Outstanding principal plus interest	$59,449.39 as of 11/16/17
Interest rate	5.0% per annum
Maturity date	12/05/22
Current with payments	Yes

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Regulation D, Rule 506(b)	Preferred stock	$506,423	General operations
1/2016	Regulation D, Rule 506(b)	Preferred stock	$749,974	General operations
4/2017	Regulation D, Rule 506(b)	Preferred stock	$536,935	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Loveseat.com is changing the way people buy furniture forever. Until now, if you wanted to buy a quality, solid wood piece of furniture at a great price, you'd need a time machine. Good news. Loveseat is a time machine. We combine modern technology with high quality, affordable vintage furniture from the past. With Loveseat, you can buy online, try out your item in our warehouse and have it white glove delivered to your home.

Loveseat currently serves Southern California w/ operations in SD & LA.

Our goal is to take Loveseat national and defragment the used furniture market. It's a $10B market that is currently tired and dusty. We intend to implement our propriety "Loveseat operating system" in every major metropolitan area in the United States and beyond. This will make us among the largest furniture companies in the world.

Milestones

Loveseat, Inc was incorporated in the State of Delaware in March 2013.

Since then, we have:

- Growth revenues 22x in less than 2 years.
- Operations in LA & SD w/ #1 Yelp ranking.
- 67-70% margins and growing.
- Selling thousands of pieces of furniture monthly.
- Building a scalable engine capable of launching new markets in weeks.

Historical Results of Operations

- *Revenues & Gross Margin*. For the period ended December 31, 2016, the Company had revenues of $724,498 compared to the year ended December 31, 2015, when the Company had revenues of $125,764. Our gross margin was 55.86% in fiscal year 2016, compared to 61.02% in 2015.
- *Assets*. As of December 31, 2016, the Company had total assets of $665,610, including $499,084 in cash. As of December 31, 2015, the Company had $398,754 in total assets, including $354,295 in cash.
- *Net Loss*. The Company has had net losses of $627,324 and net losses of $110,785 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.
- *Liabilities*. The Company's liabilities totaled $285,341 for the fiscal year ended December 31, 2016 and $43,214 for the fiscal year ended December 31, 2015.

Liquidity & Capital Resources

To-date, the company has been financed with $57,000 in debt and $1,793,332 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway, based on our last months burn rate, is 9 months. However, we expect to be profitable in 4 months.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We may require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Loveseat, Inc cash in hand is $306,854.06, as of November 2017. Over the last three months, revenues have averaged $201,159.51/month, cost of goods sold has averaged $78,168.09/month, and operational expenses have averaged $167,415.74/month, for an average burn rate of $44,424.32 per month. Our intent is to be profitable in 4 months.

Since our reviewed financials (ending 2016), one main material change is that we entered into a 5-year lease on a 22.5k sqft warehouse space in Downtown Los Angeles, ending in February 2022. In 2017, we also raised an additional $500k in Series Seed financing from existing and new angel investors. Our revenues have trended to an increase of over 2x, while our overall monthly burn has continued to decrease throughout the year. Meanwhile, our product margin percentage has also continued to increase.

Over the next 3-6 months, we expect our revenues to grow significantly due to increased penetration in the Los Angeles market. Our operating expenses will also reduce due to continued improvements in operational efficiency of our Los Angeles and San Diego locations. We also expect continued product margin expansion as our expertise in the markets increase and we take advantage of increased economies of scale. With these trends, we expect to reach profitability within the next 3-6 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.loveseat.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Chris Stanchak
Gabriel Weinberg
Jenny Stanchak

Appendix E: Supporting Documents

Appendix_E-_series-seed-stock-investment-agreement.pdf
Appendix_E-series-seed-term-sheet-v-3-2.pdf



INVEST IN LOVESEAT

The Amazon of Vintage Furniture

159
investors

$171,552
raised of $50K-$1.07M goal

$100 min INVEST
by Wefunder Portal LLC

CLOSING IN 7 HOURS
Invest until 11:59pm EDT on Apr 30

Future Equity (SAFE)
$8M valuation cap
A SAFE gives you the right to future shares in Loveseat. If you invest, you're betting the company will be worth more than $8M in the future.
INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $7M valuation cap

Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a $7M valuation cap.

INVESTOR PERKS

$100+	Our love and gratitude.
$500+	15% off any single purchase online or in our warehouses + our love and gratitude.
$1,000+	A limited edition Loveseat t-shirt, 15% off any single purchase online or in our warehouses + our love and gratitude.
$2,500+	A special mention in our email newsletter, a limited edition Loveseat t-shirt, 15% off any single purchase online or in our warehouses + our love and gratitude.
$5,000+	A scheduled one-on-one shopping tour of our warehouse w/ one of our design consultants, a special mention in our email newsletter, a limited edition Loveseat t-shirt, 15% off any single purchase online or in our warehouses + our love and gratitude.
$10,000+	An in-home design consultation with our top designer, a scheduled one-on-one shopping tour of our warehouse w/ one of our design consultants, a special mention in our email newsletter, a limited edition Loveseat t-shirt, 15% off any single purchase online or in our warehouses + our love and gratitude.

We're changing the way people buy furniture by combining the convenience of modern ecommerce with high-quality, affordable furniture from the past. No more sifting through stuffy thrift stores or lugging musty Craigslist couches in order to get a great deal. With Loveseat, you can buy online, try out your item in our warehouse, and have it delivered. We currently serve Southern California out of our San Diego and Los Angeles warehouses.



Chris Stanchak
COFOUNDER & CEO, LOVESEAT

OUR AMBITION

The current used furniture market is valued at $10B despite being fragmented, inconvenient, and dusty. Our goal is to take Loveseat national by implementing our propriety "Loveseat operating system" in every major metropolitan area in the United States, helping millions to combine the luxury of modern day shopping with the style of the past.

KEY FACTS

- Average monthly revenue: $201,000 (last three months)
- 67-70% margins and growing.
- Operations in LA & SD w/ #1 Yelp ranking.
- Selling thousands of pieces of furniture monthly.
- Building a scalable engine capable of launching new markets in weeks.
- Strong founding team with Wharton / investment banking / ecommerce experience. Successful prior startups: Venmo (exit), Ticketleap (exit)

loveseat.com

from San Diego California

B2C TECH MAIN STREET RETAIL FURNITURE ECOMMERCE DESIGN B2C LIFESTYLE MARKETPLACE FURNITURE

Why I Like Loveseat

I'm a believer in Loveseat. I met Chris many years ago, and became an investor in his last company, TicketLeap, which ultimately produced a nice return. When Chris & Jenny approached me to be an advisor to Loveseat, I jumped at the opportunity and soon became their lead investor. The vintage furniture market is huge, but highly fragmented. Loveseat aims to standardize the shopping experience and become a national brand. Over the past two years, I've watched Chris & Jenny iterate on the idea, figure out the unit economics, build a repeatable logistics operation in two cities and develop several profitable traction channels. I am confident the company will use this new capital... READ MORE



Gabriel Weinberg
FOUNDER AND CEO OF DUCKDUCKGO
INVESTED THIS ROUND

THE BUZZ ABOUT LOVESEAT

This place is so legit. From the furniture selection, employees, quality, pricing and energy, I am recommending this spot to everyone. Wish they would ship to Long Beach though, but so glad I made the trip to the store. Thanks for all you do! Buy original, local, something that has purpose. Keep on keep'n.

Nic D.

Loveseat LA Customer

I LOOVE this place. I came across their website first and have been dying to get in there. If you're a vintage lover like me this is your paradise. It's always fun to see what you've been looking at online in person. We weren't able to purchase anything when we went the first time, but we will definitely be back soon to get something fun for our house.

Carrie H.

Loveseat SD Customer

Loveseat Vintage Furniture San Diego - Kearny Mesa - San Diego, CA

5 stars from 124 reviews of Loveseat Vintage Furniture San Diego "This place maintains an eclectic, reasonably priced inventory and gets cool new pieces in on a regular basis."
November 20, 2017 @ yelp.com

Loveseat Vintage Furniture Los Angeles - Downtown - Los Angeles, CA

5 stars from 102 reviews of Loveseat Vintage Furniture Los Angeles "Incredible store. Furnished my new (first real adult apartment) with furniture from Loveseat. Tired of more bargain basement and Ikea furniture I decided to take the plunge and buy
November 19, 2017 @ yelp.com



Meet Chris Stanchak of Loveseat.com

Today we'd like to introduce you to Chris Stanchak. Chris, can you briefly walk us through your story - how you started and how you got to where you are today. Loveseat.com began in 2013 when we (husband & wife duo, Chris & Jenny Stanchak)
July 3, 2017 @ voyagela.com

Making Vintage Treasures Affordable

The current vintage and used furniture marketplace is flooded with poorly-made pieces, timeless but unaffordable masterpieces, or the rare Craiglist gems that take days to find (if you're lucky). That's why we created Loveseat. We believe you should be able to furnish your home with beautiful, one-of-a-kind pieces of furniture without breaking the bank. An average furniture piece on our site costs $200, and we showcase only stylish Loveseat-curated pieces. Our customers save money, time and headache while discovering beautiful and affordable vintage items.



Pair of Bowfront Tiger Oak Nightstands w/ Cabinet - $275



How Loveseat Works

Our business model combines the convenience of online shopping with an in-person, brick-and-mortar experience. We want to make our customers' experience on Loveseat as seamless as possible, so you can browse our newly collected vintage items on our website and buy them directly online, or you can check them out in person at our two warehouses before taking them home. All our inventory is available on the website, and its availability is synced in real time.


LOVESEAT

1. Shop online via our website

If it's up on our site, we still have it in stock.



2. Try it out in person

See, feel and try out each piece in our warehouse.


since 2015
LOVE IT GUARANTEE

3. Get it delivered or pick it up

We have a no "questions asked" refund policy.

5-Star Yelp Reviews at Our L.A. and S.D. Warehouses

Loveseat is the sweet marriage of online and offline shopping. Our customers can view all the newly stocked furniture online at Loveseat.com then come to our Los Angeles or San Diego storefront to check out the vintage pieces in person. We work hard to provide top quality service to our customers, and they love us back! We have 5 star ratings on Yelp in both locations. And we want to expand our 5-star service to every major city in the United States.


LOVESEAT
VINTAGE
FURNITURE
Our San Diego warehouse


LOVESEAT.COM
VINTAGE FURNITURE
2445
Our Los Angeles warehouse


A vintage lover's paradise


Thousands of new pieces every month

We Sell Thousands of Pieces of Furniture Monthly

We sell every piece of furniture we buy in about 40-50 days and are able to capture 70% product margin. As a result, our quarterly revenue has grown 17.5x in the last 2 years. Currently, we average over $200,000 per month in sales.



Quarterly Revenue
$ 700,000
$ 600,000
$ 500,000
$ 400,000
$ 300,000
$ 200,000
$ 100,000
$ 0
Q115
Q215
Q315
Q415
Q116
Q216
Q316
Q416
Q117
Q217
Q317

Meet the Founders

Jenny and Chris Stanchak are both graduates from the Wharton Business School. Prior to Loveseat, Chris founded Ticketleap (exit) and was a founding advisor to Venmo (exit). Jenny was an investment banker on Wall Street after graduation and taught herself software engineering. She was employee #7 at Venmo (exit).



Chris Stanchak

Cofounder & CEO

Serial entrepreneur w/ 14 years of ecommerce experience. SEO nerd. Founder of Ticketleap.



Jenny Stanchak

Cofounder & CTO

Jenny is a former investment banker and self-taught software engineer. Employee #7 at Venmo.

Raised $2,021,884 From 159+ Investors

Chris Stanchak
cofounder/ceo of @loveseatsd. founder of @ticketleap. starter of things. new, old hacker.

Gabriel Weinberg
CEO and Founder, DuckDuckGo

Khaled Naim

Leonard Helbig
Retired Commercial Real Estate Executive

Carmon Reynolds
Retired Military Warrant Officer. Like to fish on occasion.

Freddy Dopfel

MORE INVESTORS

Interview

Wefunder interviewed Chris + Jenny Stanchak on October 20, 2017.

– COLLAPSE ALL

WF: What is Loveseat all about?

STANCHAK: The current options available to buy furniture for your home are extremely unsatisfactory. Stores and sites are selling mass-produced modern furniture that tends to fall apart quickly, and if you want something that's really high quality, you have to spend a lot. Another option has been to look for high-quality secondhand furniture but it's extremely time-consuming so most people don't bother. These high-friction transactions have largely been handled through Craigslist and other peer-to-peer platforms or by spending weekends hunting around estate sales and vintage shops offline.

We looked at this situation and decided vintage furniture needed a technology-driven solution. We've come up with a third option that nobody has ever produced, which is a winning combination of the quality furniture of yesteryear with the convenience of a hybrid online and offline shopping experience. We make vintage furniture easy to shop for and deliver amazing curated pieces at unbelievable prices.

Our big focus is on making sure we're able to provide great quality furniture at an affordable price for everybody. We like to say that we bring vintage furniture to the masses. We're able to do this though our huge buying power in the markets we're in. By making the shopping experience approachable to the modern consumer, we turn our inventory very quickly. Since we're buying so many pieces at a time, we can drive the prices we pay down to a point where we can pass all of that savings onto the customer.

We think Loveseat can be the Amazon of used furniture. It's an enormous market and we think we're the ones that have the secret sauce. We want to make sure everyone has an opportunity to find something unique and different for their home, and that's why we're here. It's a lot of work, but we're passionate about the business.

WF: Where do you get your furniture?

STANCHAK: When we buy furniture, we buy in bulk in the local areas we serve, thereby saving time and labor on transportation costs. We leverage technology to make the purchasing process efficient and margin-rich.

We provide an ideal solution to individuals whose parents have downsized or moved into a retirement home who now need to sell the house and get rid of the furniture. They don't want the hassle of Craigslist for the 30-40 pieces they have, so we come in and give them a single payment for everything. They're happy, because they get money right away, and we're happy because we get great quality stuff. These leads come to us via our website where we perform very well for pertinent search terms, and we are very selective about which opportunities we take.

The second way we acquire furniture is through local people in the vintage furniture industry, such as estate sale companies. Furniture is often the hardest thing for these companies to sell at an estate sale since selling it requires the right customer to walk in the door with the right need and the right method of transportation. We work with tens of companies in each market directly and buy from them week after week. Because we can buy many pieces at a time that they otherwise could not sell, we get fantastic deals.

WF: How did you come to start Loveseat?

STANCHAK: When we started Loveseat, our original idea was to build a local peer-to-peer marketplace for people to buy and sell furniture to each other. With our local marketing efforts, we were getting a decent number of people looking at items, but we weren't seeing a lot of liquidity.

In 2015, we decided to become a seller on our own platform in order to diagnose what it took to move inventory successfully. We literally went out and started buying furniture and selling it out of our garage. We offered super competitive prices combined with great photography for quality pieces. Soon, we noticed that we were selling more than everybody else combined, and that the amount of money we made on each sale was astronomical compared to our potential as solely a middleman. Around the beginning of 2016, we decided to make the business purely about selling curated furniture pieces ourselves.

In 2016, we grew from a small garage to a storage unit to a bigger garage to, eventually, a little warehouse. We now have two big warehouses in two cities, Los Angeles and San Diego, totaling over 30,000 square feet, and we turn thousands of pieces each month.

WF: Why'd you decide to focus on vintage furniture?

STANCHAK: First of all, we're fanatics when it comes to vintage furniture. The styles and designs of decades ago are really cool, and you can't find the same quality in furniture being manufactured today.

Furthermore, we saw this segment as being the largest underserved niche for local selling. Since furniture is so big, shipping it nationwide doesn't make sense at an affordable price point, and there's no national brand out there that people think of when they think of vintage furniture. The current local markets are super fragmented, mainly peer-to-peer and full of friction.

We believe the vintage furniture market as it exists today is at least a $10 billion market. As we make vintage furniture more approachable and easier to buy, we are actually expanding this market to capture many of the consumers who are too busy for traditional secondhand shopping. It's a huge opportunity for the company that can establish itself as a leader. The only brands that have any real presence have been dedicated to the higher end of the market, which is unaffordable for most people.

There are very few areas of e-commerce still untapped, and we think used furniture is an enormous part of the market. However, because every piece of vintage furniture is unique with it's own "character flaws", many consumers still want to see the furniture in person to test out the drawers, sit on the cushions, etc. Our combination of home-built technology and offline warehouse logistics enables us to handle thousands of SKUs and maintain a perfectly synced online and in-store inventory system. This hybrid online / offline model uniquely positions us to conquer this market.

WF: Who are your customers?

STANCHAK: Our offering has broad appeal to customers of a variety of ages and backgrounds, but if I had to pick our typical one, it's a young woman, maybe a young mom, between her late 20s and early 40s. These customers are looking for "adult" quality furniture and are ready to invest in something that speaks to their personal style, but they're above all savvy shoppers. They want a great deal and appreciate the convenience of being able to browse on their own time via the website.

We do get many vintage-lovers and enthusiasts, but our main appeal is to the everyday consumer who may not have a great depth of knowledge in interior design and is looking for something unique at a great value.

WF: How does a customer shop for furniture through the Loveseat website?

STANCHAK: We try to make the process as open and convenient for the customer as we can, so there are a few different ways to buy from us. One way is to just find the things that you want on our website and purchase them there with "white glove" home delivery service. You pick a delivery time that works for you during checkout, and we'll show up with all of the things that you purchased and place them in the room of your choice. You have an opportunity to inspect them to make sure you're happy or we offer a full refund.

The other main way to buy from us is to visit our warehouse and see the pieces in person. People can either purchase pieces online and then pick them up in the warehouse, or inspect them in our warehouse first and then purchase in person.

Every single piece of inventory we have in-store is listed on our website, and every single piece of inventory on our website is updated in real time when it sells in the warehouse. What's unique about our business is that our furniture sells very fast. It's all one of a kind, and sometimes we say a piece "gets hot" when two or three people are looking to buy it at once. So it's really important that the second it's sold, it's taken down from the in-store inventory and the online inventory. There is a ton of technology that goes into making those processes seamless.

WF: Who is your competition?

STANCHAK: Our closest competitors are still the traditional local thrift shops. They're the ones doing something that's most similar to us, but it's just not a very modern way to shop. We have a much larger selection than any local retailer, plus we offer better pricing.

The newer tech companies that are most similar to our model are probably Chairish and 1stdibs, plus another called Viyet. The big difference between us and them is that they're focused on the super high-end furniture market. Their inventory is usually far out of the price range for the average customer wanting quality vintage stuff for his or her apartment.

Those companies are national platforms, and it's expensive to ship furniture across the country. Our average piece of furniture sells for about $200, which we think is a really accessible price point for everyday consumers. If you were to ship that piece of furniture from California to New York, the shipping charge would be about $500. It doesn't really make sense on a per piece basis, which is why we went the local route.

Another thing that we have over these other platforms is the ability to see and touch the pieces in person. Some of pieces had been around for 50 years and a lot of people want to open the drawers to make sure they work or sit on it to make sure it's comfy. Each piece is one of a kind and has one of a kind character, so it's important for consumers to be able to touch it before they make a commitment.

WF: What qualifies a piece of furniture as vintage and something that would be listed on Loveseat?

STANCHAK: We use a pretty broad definition of vintage, but the bulk of our inventory is between 30-50 years old. We do sell things that are newer but still used, as well as pieces that would qualify as antiques (over 100 years old). Our curation focus is on style and quality. We want to make sure that each piece is recycled and that we're not buying anything new or made to look old but actually isn't.

The bulk of our pieces are coming from a time period that's called "Mid Century" -- the '50s, '60s, '70s -- when all the furniture manufacturers were using quality wood with quality joints. That's the stuff that we buy most often and sell through most quickly. An interesting side consequence of this selection is that almost all of the furniture we have is made in America, which is funny because you don't see that anymore in anything, especially not with our product margin.

We do also focus on providing a broad range of styles to appeal to a broad range of consumers and their changing tastes. We offer quite a bit of painted "Shabby Chic" furniture which is hot right now, as well as international styles like Asian and Danish Modern furniture from Denmark.

WF: How do you make money if the furniture is supposed to be so affordable?

STANCHAK: We both went to Wharton Business School, so we can't help but think about margin in everything we do. With each piece that we sell, we need to make sure we hit a certain product margin percent or we won't buy it for our inventory. If we are selling something for $200, we want to make sure that we're getting 67% to 70% profit, so we'll aim to pay the original seller about $60 for the piece. Our margin percent has been ticking up in each market as our buying power has grown, so the product margin is just getting stronger and is now 70% overall.

This whole concept of maximizing margins was baked into the foundation of the business as we have iterated on our original idea. We're able to achieve 70% margin on every single piece because we're controlling what we buy and sell each piece for. A lot of platforms that only provide a marketplace for the inventory take only a small cut of the sale price, but because we're willing to do the work of holding onto the inventory, we're able to get the margin that's so important to making us operationally profitable.

We also work hard on our operational efficiency. Because we are sourcing inventory in bulk from nearby locations, our transportation costs per piece are super low. Due to the power of our online marketing engine and being able to browse each piece before visiting the warehouse, the amount of staff we need in our retail warehouse locations is low because only serious buyers pay us a visit.

WF: How fast are you growing and how are you measuring that growth?

STANCHAK: Because we are a revenue-producing business, our key growth metrics are furniture and delivery sales revenues. Our quarterly revenue has grown 2.6x in the past year, and 17.5x in the past two years. On a monthly basis, our revenues are up 10x from the beginning of 2016 and over 54x from the beginning of 2015.

Our main avenue of growth has been by growing our inventory since our sales are directly correlated to how much inventory we have. Every single piece that we take into our inventory generally sells in around 40 to 50 days, which is really fast for the furniture industry, so in order to grow our inventory we need to be buying a lot all the time.

By opening consecutively larger warehouses in San Diego and a large second location in Los Angeles, we've been able to house more inventory, which has correlated with this growth in sales. Since there is still a much larger supply of inventory in each market than we are currently buying, the only real barriers to growth are how fast we can process the inventory that we bring in and how much inventory we can house in our warehouses.

WF: How do your customers find out about Loveseat?

STANCHAK: Since we're buying and selling inventory within the same local markets, all our marketing is online, but done in a local fashion. We are experts in search engine optimization and a good deal of our traffic comes via local search. We also invest in paid search and remarketing campaigns, but instead of competing as national brands, we're competing against other retailers in the local market. This way we're able to actually get the costs much lower because we're bidding against local businesses that don't necessarily have a large advertising engine behind them.

Much of the advertising we do is based on the inventory that we have. As opposed to just advertising Loveseat as a place to get vintage furniture, we'll actually advertise with specific pieces of furniture from our inventory. Our goal is to have our furniture be everywhere a potential furniture buyer is looking online, so we syndicate our furniture to other platforms, many of which are free or extremely low-cost advertising.

WF: What are your customer acquisition costs?

STANCHAK: In terms of our spending on marketing, it's about 8% of revenue. Our cost to acquire a customer is around $20, and the average sale is over $200 plus delivery fees.

We enjoy a lot of word of mouth marketing from our customers, and one of the things we're most proud of is our reviews. If you go to Yelp or Google Maps, and you look at either of our San Diego or Los Angeles locations, you will see that not only are we getting tons of 5-star reviews, but customers are also writing whole stories about how much they love the company. This is another great cheap traction channel for us, and the only reason that we're able to take advantage of it is because we have physical locations.

WF: Since furniture is a major purchase, do you see many repeat customers?

STANCHAK: The average consumer typically buys furniture once a year. Since our furniture is more affordable, we are actually seeing people come back every few months to buy from us, as they are cycling out things that they have and replacing them with something more unique and stylish from our inventory. Because of the lower price point and high style factor, we've moved furniture from a large-commitment purchase that is primarily necessity-based to a more easily changeable expression of style.

One of the things that we're going to be doing is making it easier for customers to sell things back to us, so they can more easily cycle out and get newer pieces into their home. In addition, we recently added decor items to our platform, which are things national consumers buy every month. These items are bringing people back on a more continuous basis.

Another thing adding to our product stickiness is the unbelievably high amount of "window shopping" our customers do via our website. Because we add 60+ pieces of new inventory every day, we have customers who check our site daily just to make sure they don't miss out on that one-of-a-kind item they've been looking for.

WF: How do you plan to evolve the business as it grows?

STANCHAK: The amount of space to house inventory in our warehouses is our limiting factor to growth right now. We want to get to 100,000 square feet in both cities, but right now we only have about 7,500 in San Diego and 23,000 in Los Angeles, so we have a lot of room to penetrate deeper in the markets that we are in. We think that there are 30 large MSAs in the United States that can support a 100,000 sqft Loveseat warehouse, so our plan is to slowly expand to other cities after we max out SD and LA.

In addition, we have all kinds of ideas on how to expand beyond our warehouses to give customers who have purchased from us the ability to sell to each other on our platform. This would allow us to take advantage of not just inventory in our warehouses, but also the inventory that's in people's homes. It would be completely different than other peer-to-peer platforms because it would be people who are part of the Loveseat family and are selling Loveseat-curated items. There's definitely a certain type of person that uses Loveseat, and we want to make sure that we keep that customer base cohesive, instead of just having independent sellers on the platform.

This would be a major inflection point for us because it'll change the nature of what we are and take it to another level. We have thousands and thousands of pieces that have cycled through our possession. We still have all the data regarding dimensions and style, and all the professional photos for all of those pieces. Giving that data to our customers would really help them when they try to resell their pieces, and that's something that's really a rich offering for the potential new furniture buyer.

WF: What's the biggest challenge for the business right now?

STANCHAK: The challenges right now are purely operational. There's no specific thing that we can't figure out, but there are a lot of details involved in moving all this unique furniture around, and it's a very logistics-heavy operation. It's a challenge that's unique to our business because we're dealing with all these physical objects, which is not something most tech startups experience.

We've actually built a ton of custom technology that most people never see to manage the logistics of what's happening behind the scenes at our warehouses. We have home-built apps that control the flow of the inventory as it moves through each step in getting processed to be on our website.

Managing the labor that is involved in a cost-effective manner as we grow is the trickiest part about our business. We know how to source furniture, and the more we're sourcing, the easier it is for us to find increasing quantities of stuff at better prices, which in turn makes us more attractive to furniture buyers. Our buying power is growing and our customers are referencing each other on the demand side.

WF: Why did you decide to crowdfund with Wefunder?

STANCHAK: Our customers love our business, so we felt like it was important to give our customers the ability to own part of the business. Equity crowdfunding is something that we've been watching for years but hadn't pulled the trigger on because it was still in development and the laws were not solid yet.

We know Wefunder has figured it out and is compliant. We can crowd-fund in a way that's not going to prohibit us from being able to raise future equity routes downstream with institutions. It just seems like a really good fit for us because we're at a point right now where we need additional fuel to keep growing the business.

Our company is for the everyday consumer, and people who are on Wefunder are going to identify with it and understand what we do. We hope they will be equally enthusiastic about the business and want to see Loveseat come to their own city. Ultimately, we want to be a national company and be in every market.

WF: What's your vision for broader expansion of the stores?

STANCHAK: We want to have Loveseat in every major metro area. That's 30 locations throughout the United States. The platform, obviously, will power all of that. Now that we have done this in two markets, we have a playbook and could fire up a third one very quickly, and then a fourth and a fifth. We know the locations become operationally profitable pretty quickly in less than 6 months. Because of the size of furniture and the shipping costs associated with it, we think it's important to source in the local market where we're selling.

We think of Loveseat as like an operating system for used furniture and a process for buying and selling that is better than anything else that's out there. Now we just need to bring our solution to every major market.

WF: What were you doing before Loveseat? ^

STANCHAK: Chris: I went to the Wharton School for my undergraduate education in business. I've always been a tech nerd. While I was in school, I started an event ticketing company called TicketLeap and launched it immediately after graduating. Along the way, I ended up raising $8.5 million. We actually just sold the company a few months ago. I was chairman of the company when it sold. One of the first employees that I had, a guy named Iqram, was the first head of technology at TicketLeap. He left and started a company called Venmo, which does mobile payments and a lot of people are using.

Jenny: I'm also a Wharton Business School graduate with three degrees from the University of Pennsylvania. After college, I went into private equity investment banking on Wall Street. It didn't take me long to decide I needed a lifetime pivot, so I taught myself software engineering, and I'm now a full-stack developer. I was an early employee at Venmo - employee #7 to be exact. I was in charge of building their administrative backend interface that they use to evaluate fraud and monitor users. That was a really formative experience for me, and that was my last job before we started Loveseat together.

Chris and I are both Wharton graduates, but that's not where we met. We're a product of early online dating: Match.com. We knew for a long time that we wanted to start a company together, and finally the timing was right. We've got really complimentary skills that make us a great team.

Ask a Question

Type your question here... ASK QUESTION

Umair Shams edited Feb 21

Nice concept and product! I see that you have some (not much) debt on your balance sheet. Do you plan to pay it off as soon as possible? I prefer investing in companies which have no debt or low debt. Also, when do you expect to have positive net income?



Chris Stanchak Cofounder & CEO FOUNDER Feb 27

Hi Umair,

The only debt on the balance sheet is a truck we are financing. We don't anticipate taking on any additional debt and this loan will be paid off over time. We have another vehicle that is on a lease and may go that route for our future needs.

We expect us to cross into cash flow positive territory in the coming months. This round of funding helps us get there.

Please let me know if you have further questions.

Cheers,
Ch ris

LIKE

Justin Davis INVESTOR Jan 28

How was revenue in Q417? Did it continue on the same trajectory as the Quarterly Revenue chart above? Thanks! - Justin



Chris Stanchak Cofounder & CEO FOUNDER Jan 31

Hi Justin,

Our revenue was right around 2x over Q4 2016. The holidays take some of the energy out of the home furnishing space, but we are happy to be up 100% over last year.

Cheers,
Chris

LIKE

MORE QUESTIONS

RISKS

1 Vintage furniture is a trend that may go out of style. This could be detrimental to the company if it cannot adapt.

2 At this time, the Company's operations are limited to Southern California. The market opportunity may not be the same in other regions. This may limit the Company's ability to grow.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Loveseat is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?



Chris Stanchak

CEO of Loveseat & Chairman of TicketLeap

Loveseat • The Wharton School of The University of Pennsylvania

Greater San Diego Area • 500+

Send InMail

My early career was in the field of information technology. After graduating from the Wharton School of The University of Pennsylvania, my focus moved to multichannel marketing and eCommerce. I am the founder and chairman of TicketLeap, an innovative event ticketing platform used by thousand of events globally.

Currently, I'm working on Loveseat, my newest startup, with my wife Jenny. Loveseat is an innovative peer-to-peer mobile marketplace for consumers to buy and sell stylish vintage furniture locally.

Specialties: internet, ecommerce, mobile, venture capital, merchandising, marketing, technology development, outsourcing

See less

Experience

Cofounder & CEO
Loveseat
Jul 2013 – Present • 4 yrs 5 mos
Greater San Diego Area

Cofounder/CEO of Loveseat, the smartest way to buy stylish vintage & hard-to-find furniture in your city.

Currently leading the charge on marketing & traction strategy.

Founder & Chairman
TicketLeap
Feb 2013 – Present • 4 yrs 10 mos
Greater Philadelphia Area

Founder & CEO
TicketLeap, Inc.
Oct 2002 – Feb 2013 • 10 yrs 5 mos

I am the President and founder of TicketLeap, an internet ticketing solutions provider. TicketLeap.com is an online event ticketing solution designed for small to medium sized events and organizers. TicketLeap requires no special hardware, software, or contracts, and is free and simple to setup online. Over 2,500 clients from Florida to Alaska are already using TicketLeap to sell tickets online for their events. Consumers use any major debit or credit card to purchase event tickets in a secure environment, and receive their personalized ticket via email. TicketLeap is ideal for any event or venue manager who wants to reduce administrative burden, improve revenue controls, and enhance customer convenience.

Director of eCommerce
Spencer's Gifts
Oct 2006 – Jun 2007 • 9 mos

In this position I am responsible for all aspects of Spencer's end-to-end eCommerce operation. This includes the following web properties:

http://www.spencersonline.com/
http://www.spirithalloween.com/

Manager, Catalog & Direct Marketing
GSI Commerce, Inc.
Mar 2006 – Oct 2006 • 8 mos

I'm responsible for the company's direct marketing strategy & execution. I lead the group which manages the catalog businesses for the NHL, NFL, NASCAR, MLB & Timberland.

See more positions

Education

The Wharton School of The University of Pennsylvania
BBA, Dual Degree - Marketing / Management
2001 – 2003
Activities and Societies: Wharton VIP Alumni

University of Pennsylvania - The Wharton School
BBA, Marketing & Management
1999 – 2003

Featured Skills & Endorsements

E-commerce · 59
Endorsed by Steve Barsh and 4 others who are highly skilled at this
Endorsed by 6 of Chris' colleagues at Ticketleap

Start-ups · 39
Endorsed by Rick Kraniak and 8 others who are highly skilled at this
Endorsed by 2 of Chris' colleagues at Ticketleap

Marketing · 36
Endorsed by Frank Sexton, who is highly skilled at this
Endorsed by 2 of Chris' colleagues at Ticketleap

See 12 more skills

Recommendations

Received (5) Given (6)

Chris Bennett
Founder Callyo and 10-21
July 15, 2007, Chris worked with Chris in the same group

Chris is one of the few people out there that "gets it" when it comes to solving business problems with new technologies. He is the person I look to and think, "If I were working as hard as this guy, imagine where I'd be." The only challenge working with him (and this is positive) is that he's able to assess your capabilities quickly, then never lets you deliver anything that falls short of them.

Carol Katzman
Vice President for Information Technology at Barnard College
May 15, 2006, Carol managed Chris directly

Chris was a harwdworking and committed employee with great technical skills. He helped migrate the entire school onto a centralized backup server prior to Y2K.

View 3 more recommendations

Accomplishments

1 **Language**
German

Interests

Chris Fralic
Partner at First Round - Investing in Grea...
132,120 followers

Guy Kawasaki
Chief evangelist + keynote speaker
2,658,571 followers

Penn Founders Club
389 members

Ticketleap
823 followers

Tony Hsieh
CEO at Zappos.com
309,499 followers

The Wharton School
160,906 followers

See all



···

Gabriel Weinberg

CEO & Founder, DuckDuckGo; Co-author, Traction

DuckDuckGo • Massachusetts Institute of Technology

Greater Philadelphia Area • 192

Send InMail

Gabriel's Articles

799 followers

+ Follow



What Taking on Google Taught Me About Startup Traction
Gabriel Weinberg on LinkedIn
October 10, 2015



The 19 Channels You Can Use to Get Traction
Gabriel Weinberg on LinkedIn
October 3, 2015

See 3 more articles

Experience

DuckDuckGo

CEO & Founder
DuckDuckGo
Aug 2007 – Present • 10 yrs 4 mos

Co-author
Traction
Sep 2014 – Present • 3 yrs 3 mos
Paoli, PA

Education

Massachusetts Institute of Technology
Master's Degree, Technology Policy
2003 – 2005

Massachusetts Institute of Technology
Bachelor's Degree, Physics
1997 – 2001
Activities and Societies: Phi Beta Kappa, Sigma Pi Sigma

Featured Skills & Endorsements

Start-ups · 26
Endorsed by **Sean Murphy and 3 others who are highly skilled at this**
Endorsed by **2 of Gabriel's colleagues at DuckDuckGo**

Business Strategy · 22
Endorsed by **Jose Gonzalez, who is highly skilled at this**
Endorsed by **2 of Gabriel's colleagues at DuckDuckGo**

Product Manage… · 21
Endorsed by **Sean Murphy and 1 other who is highly skilled at this**
Endorsed by **2 of Gabriel's colleagues at DuckDuckGo**

See 1 more skill

Interests

DuckDuckGo
2,599 followers

The Walker School Alumni Associa…
225 members

Massachusetts Institute of Techno…
368,407 followers

Massachusetts Institute of Techno…
283,813 followers



Jenny Stanchak

Cofounder and CTO at Loveseat

Loveseat • University of Pennsylvania

San Diego, California • 424

Connect

Specialties: Python, Django, advanced Javascript frameworks, iOS development, HTML, CSS

Experience

Co-founder and CTO
Loveseat
Oct 2012 – Present • 5 yrs 2 mos
Greater San Diego Area

The best way to buy and sell vintage & unique furniture in your city! Currently live in San Diego.

Media (1)



the local furniture market

Shabby Chic & Vintage - Buy Home Furniture | Loveseat

Private Math and SAT Tutor
Jenny Stanchak Tutoring
Mar 2011 – Present • 6 yrs 9 mos

Software Engineer
Venmo.com
Aug 2011 – Aug 2012 • 1 yr 1 mo
Greater New York City Area

Lead customer service engineer, responsible for building internal user support framework based on advanced javascript frameworks. Also worked on core payments code and fraud detection algorithms.

Math Teacher at Vaux High School
School District of Philadelphia
Jul 2010 – Oct 2010 • 4 mos

Philadelphia Teacher Residency Program Resident
Philadelphia Education Fund
Jul 2009 – Oct 2010 • 1 yr 4 mos

See more positions

Education

University of Pennsylvania
M.S. Ed, Secondary Education - Math
2009 – 2010

The Wharton School
B.S, Huntsman Program: Finance
2004 – 2008
Activities and Societies: MGMT 100 TA, Quaker Notes, Alpha Phi

Magna Cum Laude

University of Pennsylvania
B.A., Huntsman Program: International Studies, Spanish
2004 – 2008
Activities and Societies: MGMT 100 TA, Quaker Notes, Alpha Phi

Magna Cum Laude

Featured Skills & Endorsements

JavaScript · 11 — Endorsed by 2 of Jenny's colleagues at Loveseat

Financial Modeling · 9 — Endorsed by 2 of Jenny's colleagues at Venmo

Python · 8 — Endorsed by 3 of Jenny's colleagues at Venmo

See 11 more skills

Accomplishments

2 **Languages**
English • Spanish

Interests

University of Pennsylvania
207,132 followers

The Wharton School
197,199 followers

Loveseat
60 followers

Independent Software Engineer
99 followers

University of Pennsylvania Alumni
45,199 members

University of Pennsylvania
234,322 followers

See all